Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between The Chefs’ Warehouse, Inc., (the “Employer”) on behalf of itself, its parents, subsidiaries, and other corporate affiliates (collectively referred to herein as “Chefs’”), and John Austin (the “Employee”) (the Employer and the Employee are collectively referred to herein as the “Parties”) as of October 17, 2017 (the “Execution Date”).

The Employee has submitted his resignation and his agreed upon last day of employment with the Employer is November 10, 2017 (the “Separation Date”). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of Chefs’ for any purpose unless otherwise agreed to by the Parties in writing. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for the Employee for all purposes, meaning the Employee will no longer be entitled to any further compensation, monies or other benefits from Chefs’, including coverage under any benefits plans or programs sponsored by Chefs’.

The Employee agrees to not seek future employment with the Employer.

1.          Return of Property. By no later than the Separation Date, the Employee must return all Chefs’ property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Chefs’ property in the Employee’s possession. This includes any and all documents containing or pertaining to trade secrets or confidential information.

2.          Final Paycheck. On the next regular payroll date following the Separation Date, Employee will be paid for time worked through the Separation Date plus any accrued but unused vacation time, net of all taxes or other relevant withholdings. The final amount of unpaid vacation is expected to be 0.00 hours, or $0.00, subject to final calculation on the Separation Date. This final paycheck plus accrued but unused vacation pay shall be due and payable whether or not the Employee signs this Agreement.

3.          Separation Benefits. As consideration for the Employee’s execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in Section 5, Chefs’ agrees to provide the following benefits:

(a)          Installment payments equal to the Employee’s current salary for a period of eighteen (18) months following the Separation Date, equaling a total of five hundred sixty-two thousand dollars ($562,500.00) minus all relevant taxes and other withholdings to be paid weekly starting on the first pay period following the Effective Date (as defined herein in Section 9) but no later than sixty (60) days following the Separation Date. The final day of the eighteen (18) month period shall be the End Date. The first installment payment shall include all amounts that would otherwise have been paid to the Employee during the period beginning on the Separation Date and ending on the first payment date.

(b)          Provided the Employee remains reasonably available as required by Section 4 herein, Employee shall be eligible for a pro-rata bonus for work performed in 2017 through the Separation Date. The amount of the bonus shall be conditioned upon the financial performance of Chefs’ and any other applicable terms of the 2017 Cash Incentive Plan pursuant to the terms of the 2011 Omnibus Equity Incentive Plan (collectively, the “Plan”). The pro-rata bonus, if due under the terms of the Plan, shall be payable in accordance with the terms of the Plan.

(c)          Section 2(b)(iii) of the certain Restricted Share Award Agreement -- Transaction Bonus Award Grant, dated April 6, 2015 shall be deemed null and void and no shares shall be forfeited by virtue of the end of Employee’s employment.

(d)          Provided the Employee remains reasonably available as required by Section 4 herein on March 7, 2018, all shares due to Employee under the terms of his Time-Based Share Awards as of March 7, 2018, totaling three thousand four hundred one (3,401) shares, shall vest.  Chefs’ shall have no further obligation to grant or vest additional shares, it being the understanding and agreement of the Parties that no additional shares are due or owing.  Accordingly, except with respect to the three thousand four hundred one (3,401) shares specifically set forth herein for which vesting conditions have been waived, all share grants shall be canceled with respect to shares for which any time, performance, or other criteria have not been met as of the Execution Date.

(e)          Chefs’ agrees to pay for the full cost of health and dental insurance premiums for Employee and his currently-enrolled dependents for the lesser of twelve (12) months or the date upon which Employee begins full-time employment, providing consulting services on a full-time basis, or engaging in a sole proprietorship or partnership on a full-time basis. At the conclusion of the twelve (12) month period, Employee will be notified of his rights to continue coverage under COBRA as required by law.

(f)          At Employee’s request, Chefs’ will provide Employee’s prospective future employers with confirmation of the Employee’s employment with Chefs’, including his dates of employment and salary information.

(g)          The Employee understands, acknowledges and agrees that these benefits exceed what he is otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for executing this Agreement. Employee specifically waives any entitlement to benefits or compensation not contained herein; provided, however, notwithstanding any other provision of this Agreement, Employee is retaining claims arising from: (i) any rights the Employee may have to be indemnified for his actions (or inactions) as an officer and/or director of the Company; and (ii) any claims that cannot be waived by law (collectively, the “Retained Claims”). Except as such obligation may arise from the Retained Claims, the Employee further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein.

4.          Post-separation consulting obligations. The Employee agrees to make himself reasonably available, on an as-needed basis, to assist in the onboarding of his successor between the Separation Date and the End Date for up to twenty percent (20%) of his prior service as a full-time employee; provided, however, that the provision of such services may not materially conflict with Employee’s other obligations, including those to a subsequent employer, subject to the restrictions contained in Section 16 herein.

Such assistance shall be limited to regular business hours and the transfer of knowledge and skill necessary to enable his successor’s success. The Company shall reimburse Employee for any preapproved out of pocket costs or expenses he incurs in providing the services discussed herein. It is expressly agreed and understood that the separation benefits set forth in Section 3 shall fully compensate Employee for this transitional consulting obligation.

5.          Release.

(a)          General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Employee and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release and discharge Chefs’, its parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees, insurers, and shareholders, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the Execution Date, including, without limitation, any Claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination or separation from employment with Chefs’ and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, the Genetic Information Nondiscrimination Act of 2008, the Connecticut Fair Employment Practices Act, as amended, Conn. Gen. Stat. 31-51m, Conn. Gen. Stat. 31-51q, and/or any other Federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; and (ii) any tort, contract and/or quasi-contract law, including but not limited to claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. However, this general release of claims excludes the Retained Claims. Further, nothing contained above shall be construed to limit Employee’s right to assert or support a charge of unlawful discrimination. However, Employee waives all right to recover any damages for any alleged discrimination should such a finding be reached by the agency investigating the charge.

6.          Representations.

(a)          Employee represents and agrees that he has not been denied the opportunity to take leave afforded by the Family Medical Leave Act and does not maintain any claims for unlawful denial of leave.

(b)          Employee represents and agrees that he has been paid all wages and benefits due through the Execution Date and does not maintain any claims for unpaid wages or overtime.

(c)          Employee represents and agrees that he has no open workers compensation claims regarding any injury occurring while employed by Chefs’.

7.          No Mitigation. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise after the termination of his employment and any amounts earned by Employee, whether from self-employment, as a common-law employee or otherwise, shall not reduce the amount of any payments or benefits otherwise payable to him under this Agreement.

8.          Taxes. Chefs’ makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to the Employee or made on his behalf under the terms of this Agreement. The Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by Chefs’ and any penalties or assessments thereon. The Employee further agrees to indemnify and hold Chefs’ harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against Chefs’ for any amounts claimed due on account of (a) the Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by Chefs’ by reason of any such claims, including attorneys’ fees and costs.

9.          Knowing and Voluntary Acknowledgement. The Employee specifically agrees and acknowledges that: (i) the Employee has read this Agreement in its entirety and understands all of its terms; (ii) the Employee has been advised to consult with his attorney prior to executing this Agreement; (iii) the Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein, including but not limited to Employee’s specific release of all claims under the Age Discrimination in Employment Act; (iv) the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (v) the Employee is not waiving or releasing rights or claims that may arise after his execution of this Agreement; and (vi) the Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with Chefs’.

The Employee further acknowledges that he has had twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of his choice, although he may sign it sooner if desired. Further, the Employee acknowledges that he shall have an additional seven (7) days from the date on which he signs this Agreement to revoke consent to his release of claims by delivering notice of revocation to Alexandros Aldous at Chefs’, 100 East Ridge Road, Ridgefield, CT 06877 by e-mail, overnight delivery, or in person before the end of such seven-day period. In the event of such revocation by the Employee, Chefs’ shall have the option of treating this Agreement as null and void in its entirety.

This Agreement shall not become effective, until the eighth (8th) day after the Employee and Chefs’ execute this Agreement (the “Effective Date”).  Payments due to the Employee may, in the sole discretion of Chefs’, be made or begin prior to the Effective Date.  However, Employee’s consent is hereby given to initiate a payroll reversal of any such payments should the Agreement not become effective by revocation or otherwise.

10.          Mutual Non-Disparagement. Employee agrees to not make, say, or publish negative or disparaging comments whatsoever to any non-governmental third-parties, or in any public forum (real or virtual), about Chefs’, its products or services, or any of its directors, officers, employees, or agents, except as expressly required by applicable law. Similarly, the Company agrees that it shall not, and it shall cause its directors, officers, employees and agents not to, make, say, or publish any negative or disparaging comments whatsoever to any third-parties, or in any public forum (real or virtual), about Employee, except as expressly required by applicable law, rule, or regulation. The obligations in this section include verbal or written statements made by or caused to be published in any forum or through any medium, including every electronic media.

This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Employee shall promptly provide written notice of any such order to Alexandros Aldous. Furthermore, nothing contained herein shall prohibit Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice and the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Employee does not need the prior authorization of Chefs’ to make any such reports or disclosures and is not required to notify Chefs’ that such reports or disclosures have been made.

11.          Share Lock-Up. Until the seventh day following the filing of the Company’s Annual Report on Form 10-K for fiscal year 2017 with the Securities and Exchange Commission, Employee shall not (1) offer to sell, sell, pledge, transfer, contract to sell, purchase any option to sell, contract or grant any option for the purchase of, lend, establish an open “put equivalent position” within the meaning of Rule 16a-1(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise dispose of, any shares, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares or other securities, in cash or otherwise. Nothing contained herein shall act to modify restrictions imposed by Section 2(a) of the certain Restricted Share Award Agreement -- Transaction Bonus Award Grant, dated April 6, 2015, which shall remain in full force and effect notwithstanding the terms of this Agreement.

12.          Defend Trade Secrets Act Notice. Pursuant to the Defend Trade Secrets Act of 2016, Employee represents that he understands that:

(a)          An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(b)          Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

13.          Confidentiality. The Employee agrees and covenants that he shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to his attorney, tax advisors and/or immediate family members, or as may be required by law or to enforce the terms of this Agreement or any other agreement with the Company and/or its affiliates.

This Section does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The Employee shall promptly provide written notice of any such order to Alexandros Aldous.

14.          Remedies. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

In the event of a material breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Employer shall, in its sole discretion, be entitled to seek, in addition to other available remedies, an award for liquidated damages in an amount equal to the greater of the combined value of the benefits set forth in Section 3 or the highest amount permissible under the law for each material breach (the “Liquidated Damages”).

The parties acknowledge and agree that the Employee’s harm caused by a material breach would be impossible or very difficult to accurately estimate at the time of the breach and that an award of Liquidated Damages is reasonable relief for the anticipated or actual harm that might arise from a material breach.

Should the Employee fail to abide by any of the terms of this Agreement or post-termination obligations contained herein, or if he exercises the revocation rights contained herein within the revocation period, the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to the Employee under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein except where otherwise prohibited by law. Such reclamation may be made by payroll reversal, if available, or otherwise in the discretion of Chefs’.

15.          Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Connecticut without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the State Connecticut. The Parties hereby irrevocably waive the right to trial by jury and submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

16.          Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and Chefs’ pertaining to the Employee’s separation from employment and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to Employee’s employment with Chefs’ as well as his compensation for such service. The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

However, notwithstanding the foregoing, nothing herein modifies, supersedes, voids or otherwise alters the terms of the certain Employee Confidentiality, Non-Solicit, Non-Interference and Non-Compete Agreement, dated July 2012. It is expressly understood and agreed by the Parties that the terms of the Employee Confidentiality, Non-Solicit, Non-Interference and Non- Compete Agreement, dated July 2012, shall remain fully in force notwithstanding any provisions of this Agreement to the contrary.  Said Employee Confidentiality, Non-Solicit, Non-Interference and Non-Compete Agreement, dated July 2012, is hereby amended to modify and extend the non- competition obligations contained therein as follows:

a)	The non-solicitation covenants contained in Paragraph 3(a) – 3(c) shall expire on November 10, 2019.
b)	The non-competition covenant contained in Paragraph 3(d) shall expire on November 10, 2019.
c)	The definition of “clients” in Paragraph 4(i) shall be amended to read: “For the purposes of this Agreement, “clients” shall mean any person, business, or entity which either: (i) has transacted business with the Company at any point from November 11, 2016 through the present or (ii)….” The balance of Paragraph 4 shall remain unaltered.

Furthermore, to resolve any ambiguity, it is expressly agreed and understood that the restrictions imposed by Section 2(a) of the certain Restricted Share Award Agreement -- Transaction Bonus Award Grant, dated April 6, 2015, shall remain in full force and effect notwithstanding the terms of this Agreement.

17.          Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by Alexandros Aldous on behalf of the Employer. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

18.          Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

19.          Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

20.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

21.          Nonadmission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of Chefs’.

22.          Tolling. Should the Employee violate any of the terms of the post-termination obligations articulated herein or set forth in the certain Employee Confidentiality, Non-Solicit, Non-Interference and Non-Compete Agreement, dated July 2012, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

23.          Attorneys’ Fees. The Parties shall each bear their own attorneys’ fees and costs associated with the negotiation and execution of this Agreement. In the event of any dispute arising out of or relating to this Agreement, the Parties shall each bear their own attorneys’ fees and costs.

24.          Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. In no event will the consulting services to be performed under this Agreement be in excess of 20% of his full-time employment. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

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PLEASE READ CAREFULLY

1.          THIS AGREEMENT CONSTITUTES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO THE MAXIMUM EXTENT PERMITTED BY LAW. IT DOES NOT WAIVE RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE IT IS EXECUTED OR THOSE FOR WHICH WAIVER IS PROHIBITED;

2.          EMPLOYEE AGREES THAT HE IS WAIVING RIGHTS AND CLAIMS HE MAY HAVE IN EXCHANGE FOR CONSIDERATION IN ADDITION TO THINGS OF VALUE TO WHICH HE IS ALREADY ENTITLED;

3.          EMPLOYEE’S WAIVER OF CLAIMS IS KNOWING AND VOLUNTARY AND EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT;

4.          EMPLOYEE UNDERSTANDS THAT HE HAS UP TO TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; AND

5.          EMPLOYEE UNDERSTANDS THAT HE HAS SEVEN (7) DAYS FOLLOWING HIS EXECUTION OF THIS AGREEMENT TO REVOKE IT AND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

In witness whereof, the parties hereto have executed this Agreement on the day and date indicated below.

John Austin	The Chefs’ Warehouse, Inc.
Signature:_______________________________________ Print Name:______________________________________	By:________________________________________ Name: Alexandros Aldous Title: General Counsel & Corporate Secretary
Date:___________________________________________	Date:_______________________________________